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                                                        EXHIBIT 10.29


                                  LICENSE AGREEMENT

                                       BETWEEN


                   GateField Corporation, Fremont, California, USA

                      - hereinafter referred to as "GATEFIELD" -

                                         AND

               Siemens Aktiengesellschaft, Berlin and Munchen, Germany

                       - hereinafter referred to as "Siemens" -

    - GateField and Siemens hereinafter referred to as the "Parties" -

PREAMBLE

WHEREAS, GateField has developed a technology for field programmable semiconductor products based on flash technology:

WHEREAS, Siemens is engaged in the development, production, commercialization and worldwide marketing of semiconductor products;

WHEREAS, Siemens wishes to acquire certain rights and licenses under GateField's technology:

NOW THEREFORE, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS

For the purpose of this Agreement, the terms set forth in this Article 1 are defined to mean the following:

1.1 "Documentation": The Know-how in recorded form (e.g. on paper or other data carriers) including but not limited to the documents listed in Annex 1 hereto.

1.2  "Equipment":  Hardware systems as listed in Annex 1 hereto.

1.3 "GateField Standard ProASIC Products": Standard programmable ASIC (ProASIC) product, defined and developed by GateField, based on GateField's proprietary switch and architecture.

1.4 "Improvements": All improvements and/or modifications of the Know-how and the Software Tools, which GateField develops and/or acquires ownership of during the term of this Agreement.


License Agreement GateField/Siemens                                         1

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1.5  "Know how":  Methods, techniques, process flows, designs. architectures, structures, specifications for Equipment, design methodologies, circuits, techniques to prepare masks, design models and test programs related to GateField's Field Programmable Gate Array (FPGA) technology and which may be transferred by GateField without restriction.

1.6 "Patents": All patents, patent applications, utility models, mask works and design patents related to GateField's FPGA technology and which may be transferred by GateField without restriction.

1.7 "Software Tools": Software programs owned by GateField in source and object code form as listed in Annex 1 hereto.

1.8  "Subsidiary":  A corporation, company or other entity

     - where more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, or

     - which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto.

1.9 "Technology Integration Services": Technical services to be rendered by GateField in order to adapt and integrate (i) its ProASIC technology to Siemens' standard 0.25micron CMOS Flash process and process flow (ii) the Software Tools to work within Siemens' design environment.

1.10 "Updated Documentation": The Improvements in recorded form (e.g. on paper or other date carriers).

ARTICLE 2 - SUPPLY OF DOCUMENTATION, SOFTWARE AND EQUIPMENT

2. 1 GateField shall supply Siemens with the Documentation and the Software Tools within 30 days following the Effective Date. If the Know-how is not entirely documented at Effective Date, GateField shall promptly complete the Documentation and deliver such completed Documentation to Siemens.

2.2 During the term of this Agreement, GateField shall currently inform Siemens on GateField's Improvements and supply Siemens with the Updated Documentation without undue delay.

2.3 GateField shall supply Siemens with the Equipment within 30 days following the Effective Date.

2.4 GateField is prepared to sell Equipment upon fair and reasonable conditions to the customers of Siemens and its Subsidiaries.


License Agreement GateField/Siemens                                         2


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ARTICLE 3 - TECHNOLOGY INTEGRATION SERVICES

3.1 GateField shall perform Technology Integration Services according to the contents and time schedule of Annex 1.

3.2 Siemens will without undue delay provide GateField with technical information Siemens deems necessary for GateField to develop GateField Standard ProASIC Products manufactured at Siemens' fabs and for the performance of Technology Integration Services by GateField. GateField's use of such technical information is restricted to the performance of the above mentioned purpose.

ARTICLE 4 - RIGHTS AND LICENSES

GateField hereby grants to Siemens and its Subsidiaries the unlimited, worldwide, non-transferable and non-exclusive right and license to freely use, but not to sublicense, the Know-how, Improvements, Software, Patents, Documentation and Updated Documentation in any way they see fit, except for GateField Standard ProASIC Products.

ARTICLE 5 - STOCK TRANSFER AND STOCK WARRANT

5.1 In consideration for the payments to be made by Siemens under Article 6 GateField shall transfer upon Siemens' request and without further payment of Siemens 500,000 shares of its common stock to Siemens. Siemens may request this transfer of stock within a term of three years from Effective Date upon serving written notice to GateField.

5.2 GateField grants to Siemens a stock warrant for the purchase of 9.9 % of its outstanding shares of GateField's common stock at Effective Date for an exercise price equal to 80 % of the Market Price of GateField's common stock on the trading day immediately prior to the date of exercise, subject to a minimum exercise price of 1.00 $ per share. Market Price is defined as the last trade price for common stock as reported by Nasdaq. This stock warrant is subject to approval of GateField's stockholders at their May 1998 annual meeting. In the event that Siemens interest is decreased to less than 9.9 % by future equity offerings, Siemens will have the right to increase the stock warrant for additional shares at the same conditions as the equity offering such that Siemens would be able to maintain its 9.9 % interest in GateField. Siemens may exercise this stock warrant within a term of five years from Effective Date upon serving written notice to GateField. The stock warrant may be exercised at the earliest as follows: For the first 1/3 of the shares after 6 months from Effective Date: for an additional 1/3 after 12 months from Effective Date; and for the final 1/3 after 18 months from Effective Date.

ARTICLE 6 - CONSIDERATION

In consideration for the supply of the Equipment, Documentation and Updated Documentation under Article 2, the performance of Technology Integration Services under Article 3.1, the rights and licenses


License Agreement GateField/Siemens                                         3

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granted under Articles 4, the shares offered to Siemens under Article 5.1, as well as the stock warrant granted under Article 5.2 Siemens shall pay to GateField an amount of $ 3.250.000 (in words: US dollars three million two hundred and fifty thousand) in three installments of:

- an amount of 1.500.000 $ (in words: one million five hundred thousand US dollars) within 30 days following Effective Date; and

- an amount of 1.000.000 $ (in words: one million US dollars) within 30 days following delivery of the Equipment, Documentation and Software Tools to Siemens; and

- an amount of 750.000 $ (in words: seven hundred and fifty thousand US dollars ) within 30 days following the completion of the Technical Integration Services.

The value of the license to use the Software Tools for purposes of this Agreement is 250.000 $ (in words: two hundred and fifty thousand US dollars)


ARTICLE 7 - TAXES

7.1 Any and all taxes, charges and/or other duties (hereinafter "Taxes") imposed on GateField with respect to any payments to be made by Siemens to GateField under Article 6 of this Agreement, shall be borne and paid by GateField. If required by the laws of Germany, Siemens may deduct Taxes imposed in Germany on GateField with respect to such payments from the payments and pay such Taxes, on behalf of GateField. To the extent Siemens has so deducted and paid Taxes on behalf of GateField, Siemens shall, if so requested by GateField, submit to GateField official tax receipts issued by the German tax authorities and evidencing the payment by Siemens of Taxes in Germany on behalf of GateField.

7.2 To the extent the Double Taxation Convention between Germany and the United States of America entities GateField to claim a reduction of or an exemption from Taxes imposed on and to be paid by GateField according to the laws of Germany, Siemens shall use reasonable efforts to support GateField in obtaining a tax reduction/exemption certificate (or the like) from the German tax authorities, if so required by the aforementioned Double Taxation Convention and/or German tax law to validate the aforementioned claim for tax reduction/exemption. As long as Siemens has not received copy of such tax reduction/exemption certificate from GateField, the regulations of Section 7.1 shall apply.

ARTICLE 8 - FUTURE COOPERATION AND SILICON FOUNDRY AGREEMENT

     The Parties intend to extend their technical cooperation and to conclude a silicon foundry agreement as outlined in the Letter of Intent concluded at on July 17, 1997.


License Agreement GateField/Siemens                                         4

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ARTICLE 9 - EMERGENCY MANUFACTURING RIGHT

     In case that GateField discontinues the manufacture of GateField Standard ProASIC Products and Equipment or does not fulfill its delivery obligations within 60 days after receipt of written notice of default. Siemens may claim that GateField (i) makes available free of charge the technical information of GateField (including software programs) necessary to manufacture and test Equipment, (ii) enables Siemens to manufacture and test Equipment in Siemens' own facilities or to have it manufactured and/or tested and (iii) grants Siemens the necessary user/ utilization rights under the technical information and intellectual property rights of GateField which are owned by GateField including the right to grant sub-licenses to third parties ("Emergency Manufacturing Right").

ARTICLE 10 - WARRANTY AND LIABILITY

10.1 GateField shall correct at its own cost all errors of the Software Tools, Documentation and Updated Documentation without undue delay after receipt of a written notice by Siemens specifying the error and thereafter shall supply Siemens with a corrected version of the deficient Software tools, Documentation and/or Updated Documentation within a commercially reasonable time consistent with standard release practices.

10.2 GateField represents and warrants:

     - that it is not aware that the use of the licensed Know-how and Software Tools by Siemens does infringe any third party's intellectual property rights;

     - that the Equipment supplied hereunder is free from defects in material and workmanship and that it will repair or replace all deficient Equipment without undue delay pursuant to GateField Terms and Conditions of Sale, a copy of which is attached to this Agreement as Annex 2.

10.3 Neither Party shall be held liable by the other Party for any indirect, incidental or consequential damages including loss of profit and/or loss of savings, regardless whether the claim is based on breach of contract, breach of warranty, tort or any other cause of action. This shall not apply in cases of gross negligence and intent.

ARTICLE 11 - CONFIDENTIALITY

11.1 The Parties undertake to keep secret - even after termination of this Agreement - with respect to third Parties except its Subsidiaries any information furnished hereunder, which is marked "Confidential" or similarly legended (hereinafter all together referred to as "Confidential Information") and to use the same degree of care to avoid disclosure to any third Party as the Parties use with respect to their own information of like importance which is to be kept confidential. The Parties shall limit internal access to such information to its and its Subsidiaries' officers or employees who have a need to know such information for the purpose of this



License Agreement GateField/Siemens                                         5


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     Agreement.

11.2 The Parties further agree that they will only use the Confidential Information supplied under this Agreement for the purposes set forth in this Agreement.

11.3 Prior to disclosure of any Confidential Information to their officers or employees, the Parties shall inform them of their duties of confidentiality and if there does not exist a written general confidentiality agreement (e.g. as part of the employment agreement) shall obtain from such persons written confidentiality commitments in terms no loss onerous than Sections 11.1 and 11.2 above.

11.4 The obligation as per Section 11.1 above shall not apply to any information which:

     a) is already in the public domain or becomes available to the public through no breach of this Agreement by a Party;

     b) was rightfully in the receiving Party's possession without obligation of confidentiality prior to receipt from the disclosing Party as proven by the written records of the receiving Party;

     c) can he proved to have been rightfully received by the receiving Party from a third Party without obligation of confidentiality;

     d) is hereafter independently developed by the receiving Party as proved by its written records;

     e) is required to be disclosed in order to comply with a judicial order or degree.

11.5 This Section 11 shall survive any expiration of this Agreement for a period of 5 years.

ARTICLE 12 - EFFECTIVE DATE, TERM, TERMINATION

12.1 This Agreement shall enter into force after being signed by both Parties hereto (Effective Date). The Parties agree to review this Agreement by June 30th 1999 for the purposes of extending it for a longer period of time.

12.2 This Agreement shall continue in effect until December 31, 2000.

12.3 Articles 3, 4, 5, 9, 10, 11, 13, 14 shall survive the expiration of this Agreement.

ARTICLE 13 - ARBITRATION

13.1 All disputes arising out of or in connection with this Agreement or from agreements regarding its performance including any question regarding their existence, validity or termination, shall be settled under the Rules of Arbitration of the International Chamber of Commerce, Paris (Rules) by


License Agreement GateField/Siemens                                         6


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     three arbitrators appointed in accordance with the said Rules.

13.2 The place of arbitration shall be Geneva, Switzerland. The procedural law of this place shall apply, where the Rules are silent.

13.3 The language to be used in the arbitration proceeding shall be English.


ARTICLE 14 - APPLICABLE LAW

All disputes shall be settled in accordance with the provisions of this Agreement and all other agreements regarding its performance, otherwise in accordance with the substantive law in force in Switzerland, without reference to its conflict of laws provisions.


ARTICLE 15 - MISCELLANEOUS

15.1 This Agreement cannot be modified except by written instrument signed by both Parties. This requirement of written form can only be waived in writing.

15.2 Communications between GateField and Siemens shall be given by mail or facsimile, to the following addresses of the Parties:


     If to GateField to:               If to Siemens to:
     -------------------               -----------------

     GateField Corporation             Siemens Aktiengesellschaft
     47100 Bayside Parkway             Semiconductor Group
     Fremont, CA 94538                 Dr. Franz Neppl
     USA                               Balanstrasse 73
     Attention: Dr. James R. Fiebiger  I)-81671 Munchen
     Fax 510-623-4575                  fax:  *49-89-63625600


15.3 No right or interest in this Agreement shall be assigned or transferred to any third party by either Siemens or GateField without first obtaining written consent from the other Party, which consent shall not be unreasonably withheld.

15.4 If any provision contained in this Agreement is or becomes ineffective or is held to be invalid by a competent authority or court having final jurisdiction thereover, all other provisions of this Agreement shall remain in full force and effect and there shall be substituted for the said invalid provision a valid provision having an economic effect as similar as possible to the original provision.


License Agreement GateField/Siemens                                         7

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15.5 This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and shall supersede and cancel all previous agreements, negotiations and commitments, either oral or written, relating hereto.




IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED IN DUPLICATE BY THEIR RESPECTIVE DULY AUTHORIZED REPRESENTATIVES:



DATE:                                   DATE:
     ------------------------------          ----------------------------




-----------------------------------     ---------------------------------
SIEMENS AKTIENGESELLSCHAFT              GATEFIELD CORPORATION




License Agreement GateField/Siemens                                         8


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ANNEX 1

1.   GATEFIELD DELIVERABLES

-    Technology information for Siemens C6F-1 Process

     Layout, netlist, special runsets and simulation results for

     - switch
     - cell
     - architecture
     - circuits/circuit design

     demonstration/examples of the above for existing technologies (0.5micron m) Process flow

-    Libraries

     - Datasheet/books for 0.5micron, 0.6micron drawn (or 0.35micron m version) with timing information
     - Available application notes
     - Synopsys 3.5a (or newer version)
     - Vital Library for VSS
     - Verilog Library

-    ASICMaster

     - Tools (incl. documentation) for netlist optimization
     - Tools (incl. documentation) for placement and routing
     - Tools for timing extraction in conjunction with other logic blocks
     - Tools/methodology for master generation/chip design

-    ASICmaker

     - 6 consoles (hardware) for device programming for serial ports
     - Tool kit/software for programming

-    Testing

     - Methodology/Hardware for "low cost" testing
     - Tool/methodology for test pattern generation before and after programming

-    GateField FPGAs


License Agreement GateField/Siemens                                         9


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     - different FPGAs samples (5 each) for all GateField Standard ProASIC
       Products currently released for production in different sizes in a 0.5micron m (0.6 micron drawn) (or smaller)

-    Support

     - Local application support (10 man month technology support;
                                  8 man month circuit implementation support).

2.   TECHNOLOGY INTEGRATION SERVICES

GateField will dedicate key engineers to help accelerate the implementation of GateField's ProASIC technology into Siemens' 0.25u CMOS Flash process development. For this purpose, GateField will

- make engineers available at Siemens process development site
- provide test chip / test structure databases
- design and provide a memory
- contribute with device analysis and measurement
- provide the results of testing the memory chip
- provide the results of failure analysis on the memory chip
- provide any other useful test results

GateField will make the necessary adaptations to provide a seamless integration into Siemens process technology as well as Siemens design and development environment. The following areas will be addressed:

- call design
- architecture
  chip design
- design and programming software technology
- test technology and infrastructure
- compatibility with Siemens system tools

  - common technology files
  - common layer definitions
  - common schematic definitions

- compatibility with Siemens system design schema

  - compatible layer usage
  - compatible power bussing


License Agreement GateField/Siemens                                         10


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- compatibility with Siemens system design tool

  - languages
  - simulation libraries
  - EDA tools



License Agreement GateField/Siemens                                         11